EXHIBIT 10.34

GUARANTY

This GUARANTY, dated as of [                        ], 2005 made by Jefferies Group, Inc. (“Guarantor”), a Delaware corporation, in favor of Frontier Trading Company VIII, LLC (the “Company”).

WHEREAS, Jefferies Financial Products, LLC (“JFP”), a wholly owned subsidiary of Guarantor, has entered into an ISDA Master Agreement (Multicurrency-Cross Border) dated as of this date with the Company (that agreement, the schedule thereto, the credit support annex and paragraph 13 thereto and any confirmation issued thereunder, each as amended, modified or supplemented from time to time after its date being referred to herein as the “Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, agrees as follows.

1. Guaranty.

(a) Guarantor hereby unconditionally and irrevocably guarantees the full, prompt and punctual payment when due of any obligations of JFP owed to the Company under the Agreement, including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof.

(b) Guarantor hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by Company to Guarantor; provided, however that delay by the Company in giving such demand shall in no event affect Guarantor’s obligations under this Guarantee.

(c) This is a continuing Guaranty and a guaranty of payment (not merely of collection), and it shall remain in full force and effect until all amounts payable by JFP to the Company under the Agreement have been validly, finally and irrevocably paid in full and shall not be affected in any way by (i) the absence of any action by the Company to obtain those amounts from JFP or any other guarantor or surety or to proceed against any other security provided by JFP or any other person or entity, or (ii) any agreement by the Company to amend or waive any of the terms of the Agreement or any obligations thereunder.

(d) This Guaranty shall not be affected by the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving JFP or by any other circumstance (other than complete, irrevocable payment) that might vary the risk of or otherwise constitute a legal or equitable discharge or defense of Guarantor or of a surety or a guarantor.

(e) So long as any amount payable by JFP in connection with the Agreement is overdue and unpaid, Guarantor shall not exercise any right of subrogation. If at any time when any amount is overdue and unpaid Guarantor receives any amount as a result of any action against JFP or any of its property or assets or otherwise for or on account of any payment made by Guarantor under this Guaranty, Guarantor shall forthwith pay that amount received by it, to the extent necessary to satisfy any such amount overdue and unpaid, to the Company, to be credited and applied against the amount so payable by JFP.

(f) If JFP merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by JFP under the Agreement to the extent such amounts are not paid when due by JFP.

(g) Guarantor agrees to pay all reasonable expenses, including without limitation reasonable attorneys fees and costs, paid or incurred by the Company in any action to enforce, interpret or defend this Guaranty unless Guarantor is the substantially prevailing party in such action.

(h) Guarantor hereby waives notice of acceptance of this Guaranty and any notice of presentment or of protest and all other notices whatsoever, subject to Section 1(b) hereof.

(i) Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any obligations under the Agreement, or interest thereon, is rescinded or must otherwise be restored or returned by the Company upon the bankruptcy, insolvency, dissolution or reorganization of JFP.

2. Remedies. The rights and remedies provided for in this Guaranty are in addition to and not exclusive of any rights and remedies available to the Company by law in respect of this Guaranty. A failure or delay in exercising any right, power or privilege in respect of this Guaranty will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

3. Representations and Warranties. Guarantor hereby makes to the Company the following representations and warranties:

(a) Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) Guarantor has the power to execute this Guaranty and any other documentation relating to this Guaranty to which it is a party, to deliver this Guaranty and any other documentation relating to this Guaranty that it is required by this Guaranty to deliver and to perform its obligations under this Guaranty and has taken all necessary action to authorize such execution, delivery and performance;

(c) Such execution delivery and performance do not violate or conflict with any law applicable to Guarantor, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and

(d) Guarantor’s obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

4. Amendments, Waivers, Notices. All amendments, waivers and modifications of or to any provision of this Guaranty and any consent to departure by Guarantor from the terms of this Guaranty shall be in writing and signed and delivered by the Company and, in the case of any such amendment or modification, by Guarantor, and shall not otherwise be effective. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No failure or delay by the Company in exercising any right, power or privilege in respect of this Guaranty will be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. Any notice or communication to the parties shall be addressed to such party at the address set forth below, or such other address as may be specified by written notice from time to time.

5. Binding Effect. This Guaranty shall be binding on Guarantor and its successors and assigns. However, Guarantor shall not transfer any of its obligations under this Guaranty without the prior written consent of the Company, and any purported transfer without that consent shall be void. This Guaranty shall inure to the benefit of the Company and its successors and assigns.

6. Governing Law; Jurisdiction; Termination; Etc. This Guaranty shall be governed by and construed and interpreted in accordance with the law of the State of New York (without reference to the choice of law doctrine). The parties irrevocably submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, for purposes of any action or proceeding relating to this Guaranty. Each of the parties irrevocably waives, to the fullest extent permitted by law, any defense or objection it may have that any such action or proceeding in any such court has been brought in an inconvenient forum. This Guaranty may be terminated at any time by notice by Guarantor to the Company given in accordance with the notice provisions in the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guaranty shall continue in full force and effect with respect to any obligation of JFP under the Agreement entered into prior to the effectiveness of such notice of termination.

7. Headings. The section headings in this Guaranty are for convenience of reference only and shall not affect the meaning or construction of any provision of this Guaranty.

8. Savings Clause. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF Guarantor has duly executed this Guaranty with effect from the date first written above, on the date specified below.

JEFFERIES GROUP, INC.

By:
Title:
Date:

Address of Guarantor for notice purposes:

Jefferies Group, Inc.
Attn: General Counsel
520 Madison Avenue
New York, NY 10022
TEL: 212-284-2000
FAX: 212-284-2280

With a copy to:

Jefferies Group, Inc.
Attn: Chief Financial Officer
520 Madison Avenue
New York, NY 10022
TEL: 212-284-2000